Schedule A

List of Portfolios

HARTFORD SERIES FUND, INC.
ON BEHALF OF:

Hartford Balanced HLS Fund
Hartford Capital Appreciation HLS Fund
Hartford Disciplined Equity HLS Fund
Hartford Dividend and Growth HLS Fund
Hartford Global Growth HLS Fund

Hartford Healthcare HLS Fund
Hartford High Yield HLS Fund
Hartford International Opportunities HLS Fund
Hartford MidCap HLS Fund
Hartford MidCap Value HLS Fund
Hartford Small Company HLS Fund
Hartford Stock HLS Fund
Hartford Total Return Bond HLS Fund
Hartford Ultrashort Bond HLS Fund (formerly, Hartford Money Market HLS Fund)

Hartford Value HLS Fund

Last updated: October 20, 2014

Schedule B

Fees

As compensation for the services rendered by the Adviser, each Portfolio shall pay to the Adviser as promptly as possible after the last day of each month during the term of this Agreement, a fee accrued daily and paid monthly based upon the following annual rates calculated based on the average daily net asset value of the applicable Portfolio:

Balanced HLS Fund

Average Daily Net Assets	Annual Rate

First $250 million	0.6800%
Next $250 million	0.6550%
Next $500 million	0.6450%
Next $4 billion	0.5950%
Next $5 billion	0.5925%
Amount Over $10 billion	0.5900%

Capital Appreciation HLS Fund, Dividend and Growth HLS Fund, International Opportunities HLS Fund and Value HLS Fund

Average Daily Net Assets	Annual Rate

First $250 million	0.7750%
Next $250 million	0.7250%
Next $500 million	0.6750%
Next $1.5 billion	0.6250%
Next $2.5 billion	0.6200%
Next $5 billion	0.6150%
Amount Over $10 billion	0.6100%

Disciplined Equity HLS Fund, Global Growth HLS Fund and MidCap HLS Fund

Average Daily Net Assets	Annual Rate

First $250 million	0.7750%
Next $250 million	0.7250%
Next $500 million	0.6750%
Next $4 billion	0.6250%
Next $5 billion	0.6225%
Amount Over $10 billion	0.6200%

Healthcare HLS Fund

Average Daily Net Assets	Annual Rate

First $250 million	0.8500%
Next $250 million	0.8000%
Next $4.5 billion	0.7500%
Next $5 billion	0.7475%
Amount Over $10 billion	0.7450%

High Yield HLS Fund

Average Daily Net Assets	Annual Rate

First $500 million	0.7000%
Next $500 million	0.6750%
Next $1.5 billion	0.6250%
Next $2.5 billion	0.6150%
Next $5 billion	0.6050%
Amount Over $10 billion	0.5950%

MidCap Value HLS Fund

Average Daily Net Assets	Annual Rate

First $500 million	0.8000%
Next $500 million	0.7250%
Next $1.5 billion	0.6750%
Next $2.5 billion	0.6700%
Next $5 billion	0.6650%
Amount Over $10 billion	0.6600%

Ultrashort Bond HLS Fund

Average Daily Net Assets	Annual Rate

First $5 billion	0.4000%
Next $5 billion	0.3800%
Amount Over $10 billion	0.3700%

Small Company HLS Fund

Average Daily Net Assets	Annual Rate

First $250 million	0.7750%
Next $250 million	0.7250%
Next $500 million	0.6750%
Next $500 million	0.6000%
Next $3.5 billion	0.5500%
Next $5 billion	0.5300%
Amount Over $10 billion	0.5200%

Stock HLS Fund

Average Daily Net Assets	Annual Rate

First $250 million	0.5250%
Next $250 million	0.5000%
Next $500 million	0.4750%
Next $4 billion	0.4500%
Next $5 billion	0.4475%
Amount Over $10 billion	0.4450%

Total Return Bond HLS Fund

Average Daily Net Assets	Annual Rate

First $250 million	0.5250%
Next $250 million	0.5000%
Next $500 million	0.4750%
Next $1.5 billion	0.4500%
Next $2.5 billion	0.4450%
Next $5 billion	0.4300%
Amount Over $10 billion	0.4200%

Last updated: October 20, 2014